Exhibit 10.67

AGREEMENT

This AGREEMENT, dated as of May 31, 2002, is by and among Metromedia International Group, Inc., a Delaware corporation (“MMG”), Elliott Associates, L.P., a Delaware limited partnership (“Associates”), and Elliott International, L.P., a Cayman Islands limited partnership (“International” and, together with Associates, “Elliott”).

WHEREAS, Elliott is the beneficial holder of approximately 4% of the shares of common stock, par value $1.00 per share, of MMG (“Common Stock”);

WHEREAS, by notice of nomination dated March 14, 2002 (“Notice of Nomination”), Elliott nominated three candidates for election to MMG’s Board of Directors (“Board”), as “Class I Directors”, at MMG’s 2002 Annual Meeting of Stockholders, scheduled to be held on June 27, 2002 (as postponed, advanced, rescheduled or adjourned, the “Annual Meeting”);

WHEREAS, by a notice of business dated March 14, 2002 (“Notice of Business”), Elliott submitted two proposals to be voted upon by stockholders at the Annual Meeting;

WHEREAS, MMG and Elliott mutually desire to include as part of MMG management’s slate of Class I Directors nominated for election at the Annual Meeting, Oren G. Shaffer, an individual designated by Elliott (“Mr. Shaffer”), on the terms specified in this Agreement; and

WHEREAS, MMG has already interviewed and approved Mr. Shaffer as one of its management nominees.

NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby duly acknowledged, the parties hereby agree as follows:

                Section 1.               Director.

(a)           MMG shall nominate Mr. Shaffer for election as a Class I Director at the Annual Meeting, and its management and Board shall unanimously recommend that the stockholders of MMG vote “FOR” Mr. Shaffer’s election as a Class I Director at the Annual Meeting.

(b)           MMG shall include in its proxy materials for the Annual Meeting (“Proxy Materials”) the Board’s unanimous recommendation in favor of, and actively shall solicit proxies “FOR” and use its best efforts to cause, the election of Mr. Shaffer as a Class I Director (but shall not be required to make efforts or incur expenses that are, as to Mr. Shaffer’s election, in excess of MMG’s customary and traditional efforts with respect to the election of other management-recommended nominees for director).

(c)           Until but not including MMG’s annual meeting of stockholders to be held in 2005, if Mr. Shaffer (or any replacement of Mr. Shaffer or any of his replacements designated by Elliott (each an “Elliott Designee”)) ceases to serve as a director for any reason (other than a voluntary resignation combined with a written statement from Elliott waiving its rights to nominate candidates to such Board seat), MMG shall promptly take such actions as are necessary to appoint or elect as a Director an Elliott Designee reasonably acceptable to MMG.  Elliott will have one week, measured from the date the prior Elliott Designee resigns, to designate a new Elliott Designee.  The Board will either appoint or cause to be elected, or to reasonably reject, each future Elliott Designee within one week of receiving Elliott’s designation.  During the initial one week designation period and each one week consideration period(s), the Board will take no action unless, based upon the advice of independent counsel, the Board believes in good faith that it cannot refrain from acting during such period without breaching its fiduciary duties to MMG’s stockholders.  Once appointed or elected to the Board, the Elliott Designee may be removed only in accordance with MMG’s currently existing bylaws and applicable Delaware law.

(d)           Once elected, the Elliott Designee shall be entitled to all the rights, privileges and protections available to any member of the Board.

(e)           MMG shall not advance the date of the Annual Meeting without the written consent of Elliott, nor postpone the date of the Annual Meeting without the written consent of Elliott, in the latter instance (assuming the postponement is for no more than 30 days) not to be unreasonably withheld.

(f)            MMG shall provide Elliott and its counsel reasonable opportunity to review the Proxy Materials, and shall not file the Proxy Materials with the Securities and Exchange Commission if Elliott has reasonable objections to disclosure relating to the Elliott Designee, this Agreement or the subject matter hereof.

                Section 2.               Representations.

(a)           MMG hereby represents and warrants that this Agreement has been duly authorized, executed and delivered by MMG, and is a valid and binding obligation of MMG, enforceable against MMG in accordance with its terms.

(b)           Associates and International each represents and warrants that this Agreement has been duly authorized, executed and delivered by it, and is a valid and binding obligation enforceable against it in accordance with its terms.

(c)           MMG represents and warrants that the Board, by resolutions previously adopted, has taken all Board action(s) necessary to implement the obligations of the Board and MMG under Sections 1 and 4 of this Agreement.

(d)           MMG represents and warrants that all of:  (i) Metromedia Company and (ii) Mr. Kluge and Mr. Subotnick individually have legally committed themselves in writing to vote all shares of Common Stock owned by them beneficially (including the shares disclosed, in the proxy statement for the Annual Meeting, as being beneficially owned) or of record “FOR” the election of the Elliott Designee as a Class I Director at the Annual Meeting.

(e)           MMG represents and warrants that, in connection with the Annual Meeting, (i) no nominations for Class I Directors have been made by any person other than Elliott and MMG’s management and Board, (ii) that MMG’s management and Board have nominated only Mr. Shaffer, Mr. Kluge and Mr. Subotnick as Class I Directors, and (iii) MMG’s management and Board will take no action to allow any person to nominate any other person for election as a Class I Director.

                Section 3.               Standstill.

(a)           Each of Associates and International agree not to commence a proxy contest, or to solicit proxies or written consent of stockholders of Common Stock, or to become a “participant” with respect to an election contest for Board seats at the Annual Meeting.

(b)           Elliott hereby withdraws both its Notice of Nomination and its Notice of Business, and shall refrain from submitting any stockholder proposals pursuant to Rule 14a-8 or otherwise in connection with the Annual Meeting.

                Section 4.               Voting.

(a)           Nothing in this Agreement shall in any way restrict the ability of Elliott to vote as it sees fit any equity or debt securities of MMG it now owns or may in the future own.

(b)           MMG covenants that all shares of Common Stock owned beneficially (including the shares disclosed, in the proxy statement for the Annual Meeting, as being beneficially owned) or of record by (i) Metromedia Company, and (ii) Mr. Kluge and Mr. Subotnick individually, shall be voted “FOR” the election of the Elliott Designee as a Class I Director at the Annual Meeting.  MMG shall use commercial best efforts to solicit proxies with respect to any shares of Common Stock owned beneficially or of record by News PLD LLC and the directors of MMG other than Mr. Kluge and Mr. Subotnick “FOR” the election of the Elliott Designee as a Class I Director at the Annual Meeting.

(c)           To the extent permitted by law and its bylaws, MMG shall cause all proxies received by MMG that are marked “FOR” the election of the Elliott Designee or grant voting discretion to management to be voted “FOR” the election of the Elliott Designee as a Class I Director at the Annual Meeting.

                Section 5.               Remedies.

(a)           EACH PARTY HERETO HEREBY ACKNOWLEDGES AND AGREES THAT IRREPARABLE HARM WOULD OCCUR IN THE EVENT ANY OF THE PROVISIONS OF THIS AGREEMENT WERE NOT PERFORMED IN ACCORDANCE WITH THEIR SPECIFIC TERMS OR WERE OTHERWISE BREACHED.  IT IS ACCORDINGLY AGREED THAT THE PARTIES SHALL BE ENTITLED TO SPECIFIC RELIEF HEREUNDER, INCLUDING, WITHOUT LIMITATION, AN INJUNCTION OR INJUNCTIONS TO PREVENT AND ENJOIN BREACHES OF THE PROVISIONS OF THIS AGREEMENT AND TO ENFORCE SPECIFICALLY THE TERMS AND PROVISIONS HEREOF IN ANY STATE OR FEDERAL COURT LOCATED IN THE STATE AND COUNTY OF NEW YORK OR THE STATE OF DELAWARE, IN ADDITION TO ANY OTHER REMEDY TO WHICH THEY MAY BE ENTITLED AT LAW OR IN EQUITY.  ANY REQUIREMENTS FOR THE SECURING OR POSTING OF ANY BOND WITH SUCH REMEDY ARE HEREBY WAIVED.

(b)           THE PARTIES HERETO AGREE THAT ANY ACTIONS, SUITS OR PROCEEDINGS ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE TRANSACTIONS CONTEMPLATED HEREBY OR ANY DOCUMENT REFERRED TO HEREIN SHALL BE BROUGHT EXCLUSIVELY IN THE STATE OR FEDERAL COURTS LOCATED IN THE STATE AND COUNTY OF NEW YORK OR THE STATE OF DELAWARE (AND THE PARTIES AGREE NOT TO COMMENCE ANY ACTION, SUIT OR PROCEEDING RELATING THERETO EXCEPT IN SUCH COURTS), AND FURTHER AGREE THAT SERVICE OF ANY PROCESS, SUMMONS, NOTICE OR DOCUMENT BY U.S. REGISTERED OR CERTIFIED MAIL, RETURN RECEIPT REQUESTED, TO THE RESPECTIVE ADDRESSES SET FORTH IN SECTION 9 HEREOF SHALL BE EFFECTIVE SERVICE OF PROCESS FOR ANY SUCH ACTION, SUIT OR PROCEEDING BROUGHT AGAINST ANY PARTY IN ANY SUCH COURT.  THE PARTIES IRREVOCABLY AND UNCONDITIONALLY WAIVE ANY OBJECTION TO THE LAYING OF VENUE OF ANY ACTION, SUIT OR PROCEEDING ARISING OUT OF THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY, IN THE STATE AND FEDERAL COURTS LOCATED IN THE STATE AND COUNTY OF NEW YORK OR THE STATE OF DELAWARE, AND HEREBY FURTHER IRREVOCABLY AND UNCONDITIONALLY WAIVE AND AGREE NOT TO PLEAD OR CLAIM IN ANY SUCH COURT THAT ANY SUCH ACTION, SUIT OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN ANY INCONVENIENT FORUM.

                Section 6.               Entire Agreement.

This Agreement contains the entire understanding of the parties with respect to the subject matter hereof and may be amended only by an agreement in writing executed by the party against which such amendment is sought to be enforced.

                Section 7.               Headings.

Descriptive headings are for convenience only and shall not control or affect the meaning or construction of any provision of this Agreement.

                Section 8.               Number; Gender.

Whenever the singular number is used herein, the same shall include the plural where appropriate, and words of any gender shall include each other gender where appropriate.

                Section 9.               Notices.

All notices, consents, requests, instructions, approvals and other communications provided for herein and all legal process (other than as limited by Section 5(b)) in regard hereto shall be validly given, made or served, if sent by facsimile with a copy to be delivered by overnight courier on the next business day to the following addresses or such other addresses specified in writing by the relevant recipient at least five (5) calendar days before the notice:

if to MMG:                                                                                     Metromedia International Group, Inc.
505 Park Avenue
21st Floor

New York, New York 10022
Facsimile:
Attention:              Chief Executive Officer

with a copy to:                                                                 Brown Raysman Millstein Felder & Steiner
900 Third Avenue
New York, New York 10022
Facsimile:               (212) 895-2900
Attention:              David M. Warburg

if to Elliott:                                                                                      Elliott Associates, L.P. and Elliott International, L.P.
712 Fifth Avenue
36th Floor
New York, New York  10019
Facsimile:               (212) 974-2092
Attention:              Dan Gropper

with copies to:                                                                  Kleinberg, Kaplan, Wolff & Cohen, P.C.
551 Fifth Avenue
18th Floor
New York, New York  10176
Facsimile:               (212) 986-8866
Attention:              Christopher P. Davis
                                David Parker

                Section 10.             Enforceability.

If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.  It is hereby stipulated and declared to be the intention of the parties that the parties would have executed the remaining terms, provisions, covenants and restrictions without including any of such which may be hereafter declared invalid, void or unenforceable.  In addition, the parties agree to use their best efforts to agree upon and substitute a valid and enforceable term, provision, covenant or restriction for any of such that is held invalid, void or unenforceable by a court of competent jurisdiction.

                Section 11.             Law Governing.

THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF STATE OF NEW YORK OR, TO THE EXTENT MANDATORILY APPLICABLE, THE STATE OF DELAWARE, WITHOUT REGARD TO ANY CONFLICT OF LAWS PROVISIONS THEREOF.

                Section 12.             Binding Effect.

This Agreement shall be binding upon and inure to the benefit of and be enforceable by the successors and assigns of the parties hereto.  Nothing in this Agreement, expressed or implied, is intended to confer on any person other than the parties hereto or their respective heirs, successors, executors, administrators and assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement.

                Section 13.             Counterparts.

This Agreement may be executed in one or more counterparts, each of which (even if a photocopy or a facsimile) shall be deemed an original, but all of which together shall constitute one and the same instrument.

                Section 14.             No Presumption Against Draftsperson.

Each of the undersigned parties hereby acknowledges that the undersigned parties fully negotiated the terms of this Agreement, that each such party had an equal opportunity to influence the drafting of the language contained in this Agreement and that there shall be no presumption against any such party on the ground that such party was responsible for preparing this Agreement or any part hereof.

IN WITNESS WHEREOF, each of the parties hereto has executed this Agreement as of the date first above written.

METROMEDIA INTERNATIONAL GROUP, INC.

By:	/s/ Carl Brazell, Jr.
Name: Carl Brazell, Jr.
Title: Chief Executive Officer and Chairman of the Board

ELLIOTT ASSOCIATES, L.P.

By:	Elliott Capital Advisors, L.P. as general partner

By:	Braxton Associates, Inc. as general partner

By:	/s/ Elliot Greenberg
Elliot Greenberg, Vice President

ELLIOTT INTERNATIONAL, L.P.

By:	Elliott International Capital Advisors, Inc.
as attorney-in-fact

By:	/s/ Elliot Greenberg
Elliot Greenberg, Vice President